                                    FORM 8-K

               [As last amended in Release No. 33-7505, effective]
                        January 1, 1999, 63 F.R. 9632.]



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  MAY 24, 2001
                Date of Report (Date of earliest event reported)


                            FIRST SEISMIC CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                       0-18842                   76-006279
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


                2470 GRAY FALLS, SUITE 190, HOUSTON, TEXAS 77077
                    (Address of principal executive offices)


                                 (281) 556-5656
               Registrant's telephone number, including area code



                                      NONE
         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

On May 22, 2001, First Seismic Corporation executed a letter of intent with Global Geo Services ASA, a Norwegian company ("GGS"), under which GGS has proposed to acquire First Seismic. The terms of the transaction are subject to, among other conditions, the approval of the stockholders of First Seismic Corporation, the completion of due diligence satisfactory to GGS, completion of any necessary regulatory procedures and the negotiation of a definitive agreement. The companies are currently conducting due diligence and expect enter into a definitive agreement prior to the third quarter. GGS is publicly traded on the Oslo Exchange under the symbol "GGS".

On May 11, 2001, FIRST SEISMIC Corporation's wholly owned subsidiary, FORTESA International, Inc. received the formal execution of a new Production Sharing Agreement with the Republic of Senegal for the one million acre onshore Thies Permit near Dakar. The formal Presidential decree for this PSA was issued on May 2, 2001. Under the terms of the new PSA, Fortesa has a 70% working interest in the Thies Permit's Gadiaga Field Exploitation Area, and a 90% working interest in the remainder of the one million acre onshore exploration permit with Petrosen, the National Oil Company of Senegal. The new PSA has a seven (7) year Exploration Term and a twenty-five (25) year production permit that can be extended for an additional ten (10) years.

Fortesa has committed to an $8.3 million program, including completion of the installation of the pipeline to bring the Gadiaga Field into production and additional seismic surveys within the permit, concentrating on the Gadiaga Field Area. The new seismic data is expected to be obtained during the first stage of the exploration period and will be utilized to further define field exploitation efforts and exploration drilling. The Gadiaga Field production potential is defined in earlier filings and reserve reports filed in conjunction with our 1999 Form 10-K.

In addition, FORTESA International has executed an agreement placing its interests in the Algoa Field, a 3,500 acres field in Galveston & Brazoria counties, Texas, into Algoa Operating Company LLC. Fortesa and other investors, including 5% each by entities controlled by both our Chairman and Fortesa's President, own Algoa Operating Company LLC. This ownership structure results in FORTESA owning a 26 2/3% working interest in the Algoa Field. FORTESA retained an option to purchase an additional 25% interest from other owners. The Algoa field is currently producing 25 to 30 barrels of oil per day from four (4) wells. Fortesa's exploitation plan includes selective re-entry, stimulation, and re-completion of the four producing wells and nine other shut-in wells. Fortesa will continue to consider other development options in the Algoa field subject to the availability of financing on acceptable terms. The President of Fortesa is the Manager of the Algoa Operating Company.